EMPLOYMENT AGREEMENT is entered into as of the 19th day of December,2006.

BETWEEN:

         GPS INDUSTRIES, INC.,
         a Nevada company, having an office and place of business at Suite 214 - 5500 152nd Street, Surrey, B.C., V3S 8E7

         (Hereinafter called the "Company")

                                                               OF THE FIRST PART

AND:

         ROBERT C. SILZER, SR.,
         3122 136th Street,
         Surrey, B.C.

         (the "Executive")

                                                              OF THE SECOND PART


         WHEREAS:

         A. The Executive has been employed by the Company in the position of Chairman and Chief Executive Officer since February 1, 1996, and as a result of such employment has enjoyed and will continue to enjoy benefits therefrom;

         B. Each of the Company and the Executive desire that the Executive continue as Chairman and Chief Executive Officer of the Company;

         C. The Company and the Executive have agreed to set out and confirm the terms and conditions of the continued employment of the Executive by the Company as hereinafter set forth.

         THIS AGREEMENT WITNESSES that in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto hereby agree with each other as follows:

1. Position. The Executive will continue to serve the Company as the Chairman and Chief Executive Officer and, in such offices, the Executive will manage and have responsibility for the operations of the Company and all such other affairs of the Company as may be designated from time to time by the Board of Directors of the Company. In connection with his responsibilities, the Executive will report to and be subject to the lawful and proper instructions and directions of the Board of Directors of the Company.

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

2. Term. The employment contract of the Executive with the Company is renewed on January 1, 2007 and the employment of the Executive shall continue until December 31, 2009 (the "Term"), or until the employment of the Executive is otherwise terminated as provided herein. The Company will issue to Executive five year options to purchase (on a cashless exercise basis) up to 15,000,000 shares of the Company's Common Stock with an exercise price equal to the fair market value on the date hereof which for purposes of this Agreement shall be December 19, 2006, the date of the execution of this Agreement.

         The parties may renew this Agreement by mutual agreement provided that for the purposes of renewal negotiations the provisions of this Agreement will apply with all necessary incidental amendments unless specifically altered and the salary and other remuneration provided for the Executive in the last year of the Term will be the minimum remuneration for any renewal period. If either party does not wish to renew the Agreement, that party will advise the other party on or before June 30, 2009.

3. Compensation. The Company will pay to the Executive a salary of $250,000 (the "Minimum Salary") for the period October 1, 2006 through September 30, 2007 and thereafter the Company will pay the Executive an annual salary effective October 1 of each year of the Term as determined by the Compensation Committee of the Company's board of directors (the "Compensation Committee") but in no event less that the Minimum Salary.

         The annual salary will be subject to applicable statutory withholdings and deductions and will be paid in equal consecutive semi-monthly installments. During the Term, the Executive shall be eligible to receive annual performance bonuses (based on customary criteria for similarly situated companies) and such stock awards as the Compensation Committee of the Board of Directors so determines.

         During the Term, the Company will review with the Executive, at least once a year and prior to September 30, the annual salary, bonus payments and benefits provided by the Company to the Executive to determine the basis for any increases thereto in addition to those increases set out above with the objective of ensuring that the remuneration is at least at market level.

4. Executive Benefits. The Company will pay or cause to be paid the entire premium cost of the following insured benefits for the Executive and his family:

     (a)  Dental plan;

     (b) medical plan which will be the B.C. Medical Services Plan if available, and if not, an insured medical plan providing at least the same benefits as the B.C. Medical Services Plan;

     (c) group health and welfare insurance plan which will include life insurance providing a benefit of at least the greater of $1,000,000 or four times the annual base salary as established in ss.3, extended health, short term disability, long term disability and accidental death and dismemberment;

     (d) key person insurance with a benefit equal to at least $5,000,000 payable 5% as directed by the Executive and 95% to the Company; and

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     (e)  and any other benefit or perquisite  available to any other  employees of the Company or generally provided to executives of companies similar to the Company as these benefit plans currently exist or, if not in existence, as otherwise arranged by the Company on the terms as set out herein.

         If this Agreement is terminated for any reason other than for just cause, the Company will provide to the Executive and his family the foregoing benefits for the unexpired period of the Term.

5. Holidays. The Executive will be entitled to five weeks' vacation with pay in each year of the contract, at such time or times as the Executive may determine consistent with the requirements of the Company's business. The Executive's vacation will be cumulative and, accordingly, if the Executive fails to take his vacation in any calendar year it will be carried over to the following year or the Executive may choose to be paid in lieu. If this Agreement is terminated during the Term, the Company will calculate the vacation entitlement for that year on a pro rata basis and add it to any vacation entitlement accrued from prior years. In addition to any other provision of this Agreement, accrued but untaken vacation entitlement at the time of termination of employment will be paid to the Executive by the Company based on the Executive's salary at the time of termination.

6. Automobile. The Company will pay to the Executive the sum of $1,200 a month in 2006 thru term of contract and in addition, will pay to the Executive the aggregate of all expenses actually and properly incurred by him in connection with the operation of his automobile (except depreciation expense and insurance).

7. Expense Reimbursement. The Company will reimburse the Executive for all travelling and other expenses actually and properly incurred by him in connection with his duties hereunder and the Executive will be entitled to travel first class and stay in top class, five star hotels. The Company will also reimburse the Executive for all travelling expenses actually and properly incurred by him for his spouse where it is determined by the Executive to be reasonably in the interests of the Company for the Executive's spouse to travel with him on Company business.

8. Executive's Covenant. Subject to ss.5, the Executive will well and faithfully serve the Company full time and will use his best endeavors' to promote the interests of the Company and shall devote his full time, skill, labor and attention to the business of the Company.

9. Confidentiality. The Executive acknowledges that:

     (a) in the course of carrying out, performing and fulfilling his responsibilities to the Company hereunder, he will have access to and will be entrusted with detailed confidential information, know how and trade secrets relating to the business affairs of the Company including, without limitation, finances, products, services, dealings and transactions of the Company, and the names, address, preferences or other particular business requirements of its customers and that the disclosure of confidential information, know how and trade secrets of the Company to competitors or to the public would be highly detrimental to the best interest of the Company;

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

     (b) in the course of performing his obligations to the Company hereunder the Executive will be one of the principal representatives of the Company and as such will be significantly responsible for maintaining or enhancing the goodwill of the Company; and

     (c) the right to maintain the confidentiality of such confidential information, know how and trade secrets of the Company and the right to preserve its goodwill constitute proprietary rights which the Company is entitled to protect;

and the Executive will not, either during the Term or at any time thereafter, disclose to any person, firm or corporation or otherwise use any such detailed confidential information, know how and trade secrets for any purpose other than the purposes of the Company and the Executive will not disclose or use for any purpose other than for those of the Company the private affairs of the Company, or any other private information which he may acquire during the course of his employment hereunder with relation to the business and affairs of the Company, except as required by law. The Executive acknowledges that the covenant contained in this paragraph is necessary and fundamental for the protection of the business of the Company and that a breach by the Executive will result in damage to the Company which would not be adequately compensated by monetary award to the Company and that in addition to all of the remedies available to it, the Company shall be entitled to the immediate remedy of a restraining order, injunction or other form of relief as may be decreed or issued by any court of competent jurisdiction to restrain or enjoin the Executive from breaching any such covenant or provision.

10. Termination by the Company. The Company may at any time during the Term terminate the employment of the Executive for just cause, without notice and without liability for any claim, action or demand. "Just cause" for termination of this Agreement will mean just cause as determined under the common law of British Columbia.

         The Company acknowledges that the Executive has prior to the date of this Agreement made, and will in the future make, a valuable contribution to the Company not recognized in salary or bonuses paid or to be paid to the Executive hereunder, which is relevant to the entitlement of the Executive to the severance pay, including without limitation the performance bonuses and common stock grants and options, owed in the event this Agreement is terminated prior to the end of the Term.

         The Company may at any time during the Term terminate the employment of the Executive by paying to the Executive a lump sum amount equal to the present value (calculated using an 8% discount factor) of his salary for the unexpired period of the Term, and by providing to him the amount of any performance bonus and common stock grants and options to which the Executive is or becomes entitled. Notwithstanding the foregoing, the Executive will be entitled to a minimum payment of $1,000,000 if the Company terminates the employment of the Executive without just cause. The lump sum payment, performance bonus and stock rights under this ss.10 would constitute severance pay in lieu of notice of termination.

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

11. Termination by the Executive. If any one of the following occurs during the Term;

     (a) change of control except in connection with a financing of not to exceed $30,000,000 presently contemplated; or

     (b) material alteration of the duties and responsibilities of the Executive without his prior written consent, it being understood that a change in the location of the Company's headquarters outside of the Vancouver, B.C. area shall be deemed to be a material alteration unless the Company provides at its expense reasonable accommodation to allow Executive to retain his personal residence in the Vancouver, B.C. area.

The Executive may in his sole discretion terminate his employment within one hundred and twenty (120) days of becoming aware of such event by giving the Company ninety (90) days notice in writing of his resignation. In the event of any such termination by the Executive under this ss. 11, the Company will pay or cause to be paid to the executive a lump sum amount equal to the present value (calculated using an 8% discount factor) of the Executive's salary for the unexpired period of the Term and will provide to him any performance bonus and common stock grants and options to which the executive is or becomes entitled to pursuant to the terms of this Agreement. Notwithstanding the foregoing, the Executive will be entitled to a minimum payment on termination of $1,000,000 under this ss.11, except that such minimum payment shall be $1,500,000 in the case of a change of control.

         For the purposes of this Agreement, "change of control" means the occurrence of:

     (a) the sale or a series of sales occurring within any 12 month period, other than a sale to an affiliate of the Company, of net assets of the Company having a value greater than 50% of the fair market value of the net assets of the Company determined on a consolidated basis prior to such sale or prior to the first of a series of sales occurring within any 12 months period;

     (b) the disposition of all or substantially all of the assets of the Company where such sale or disposition is required by applicable law to be approved as a special resolution of the shareholders of the Company; or

     (c) any event or series of events pursuant to which on any date those persons who are members of the board of directors of the Company as of the date of this Agreement and continue to be members of the board of directors no longer represent a majority of the total number of members of the board of directors.

12. Payment of Severance. The Company will pay to the Executive all monies owing under ss.10 or ss.11 within 30 days of the date of termination. The amount of performance bonus payable to the Executive for the unexpired portion of the Term will be calculated using the projections of the Company as they exist at the time of termination for Net Income over that period and using an 8% discount factor. The Company will promptly provide to the Executive upon request any

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information including documentation relevant to the calculation of monies owing or claimed owing under this Agreement, the Company will pay to the Executive the minimum payment under ss.10 or ss.11 within 30 days of termination of employment of the Executive.

13. Non-Competition. The Executive will not during the Protected Period (as hereinafter defined), directly or indirectly, either individually or in partnership or in conjunction with any person, firm, association, syndicate or corporation as principal, agent, employee, director, officer, shareholder or contractor or in any other manner whatsoever, carry on or be engaged in or concerned with or work for or financially interested in any business competitive with the business of the Company in the world. Notwithstanding the foregoing, the Executive may invest in or have an interest in entities traded on any public market or offered by any national brokerage house, if and so long as the interest does not exceed 9% of the voting control any such entity. "Protected Period" means the period commencing from the date hereof and ending 12 months after the termination of this employment of the Executive hereunder.

         The Executive agrees and acknowledges this covenant is given for good and valuable consideration (receipt of which is hereby acknowledged) and that by reason of his unique knowledge of and his association with the business of the Company, the scope of this covenant as to both time and area is reasonable and commensurate with the protection of the legitimate interests of the Company. This restrictive covenant will continue in effect after the termination of the employment and the termination of this agreement for any reason and this restrictive covenant is severable for that purpose. If any part of this covenant is held to be void or unenforceable by a court of competent jurisdiction, that part may be severed and replaced by the widest term that would not be held to be void or unenforceable. The Executive waives all defenses to the strict enforcement of this provision.

14. Survival. The obligations and acknowledgements of the Company and Executive set out in ss. 4, 10, 11, 12 and 13 will survive the termination of this Agreement.

15. Waiver or Modification. No failure or delay of the Company or the Executive in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of such right or power preclude any other right or power hereunder. No amendment, modification or waiver of any condition of this agreement or consent to any departure by the Executive therefrom shall in any event be effective unless the same shall be in writing signed by the Company.

16. Time of Essence. Time shall be of the essence hereof.

17. Further Assurances. The Executive and the Company will do, execute and deliver, or will cause to be done, executed and delivered, all such further deeds, instruments, documents, acts, documents and things as the Company or Executive may reasonably require for the purpose of giving effect to this Agreement.

18. Governing Law. This agreement and its application and interpretation will be governed exclusively by the laws prevailing in British Columbia.

19. Notices. Any notice required to be given hereunder by any party shall be deemed to have been well and sufficiently given if mailed by prepaid registered mail or delivered at the address of the other parties hereto set forth or at such other address in British Columbia as the other parties may from time to

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

time direct in writing, and any such notice shall be deemed to have been received, if mailed, telexed or telegraphed, 48 hours after the time of mailing, telexing or telegraphing, and if delivered, upon the date of delivery. If normal mail service, telex service or telegraph service is interrupted by strike, slowdown, force majeure or other cause, a notice sent by the impaired means of communication will not be deemed or other cause, a notice sent by the impaired means of communication will not be deemed to be received until actually received, and the party sending the notice shall utilize any other services which have not been so interrupted or shall deliver such notice in order to ensure prompt receipt thereof. The addresses for notice will, until changed, be:

           In the case of the Company:

           Suite 214 - 5500 152nd Street,
           Surrey, B.C., V3S 8E7

           In the case of the Executive:

           3122 136th  Street,
           Surrey, B.C.

20. Change of Address. Any party may, by notice to the other, change its address for notice to some other address located in British Columbia and will so change its address for notice whenever its existing address for notice ceases to be adequate for delivery both by band and in the ordinary course of the mail.

21. Entire Agreement. This Agreement supersedes and replaces all previous rights, agreements and understandings between the parties hereto whether written or oral, and sets out the entire agreement between the parties hereto with respect to the employment of the Executive by the Company.

22. Captions. The captions appearing in this Agreement have been inserted for reference and as a matter of convenience only and in no way define, limit or enlarge the scope or meaning of this Agreement or any provision hereof.

23. Binding Agreement. This agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

24. Severability. If any part of this Agreement is determined to be void or unenforceable in whole or in part, it will not be deemed to affect or impair the validity of any part hereof which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid part and it is hereby declared the intention of the parties at this Agreement would it been executed without reference to any part which may for any reason be determined to be void or unenforceable.

25. Expenses. The Company will pay all reasonable out-of-pocket expenses of the Executive, including fees and disbursements of his solicitors, in connection with the preparation and negotiation of this Agreement.

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26. Independent Legal Advice. The Executive hereby acknowledges that he has been advised by the Company to seek independent legal advice.

27. Currency. All dollar amounts referenced herein are to US dollars.

         IN WITNESS WHEREOF this agreement has been executed as of the day and year first above written.


                                                            GPS INDUSTRIES, INC.


                                                            By:
                                                                  Douglas Wood


                                                            By:
                                                                   Bart Collins




                                                             ROBERT SILZER, SR.